UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

November 12, 2009

GOLDEN SPIRIT ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

         Delaware                       000-26101                          52-2132622

(State or other jurisdiction Incorporated) (Commission File No.)   (I.R.S Employer Identification No.)

                                   719 – 30th Ave., Pointe-Calumet, Quebec, Canada                       J0N 1G1

                       (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:

(514) 688-3289

                   382 52 Ave., Pointe-Calumet, Quebec, Canada  J0N 1G4

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01_ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 29, 2009, the Company signed an agreement to acquire 32 BLM gold mineral lease claims in the newly discovered Long Canyon Trend of east central Nevada. The Company will acquire a 75% undivided interest in these 32 claims. The vendor will maintain a 25% interest in the claims until the Company has spent a minimum of $150,000 in exploration costs within 24 months from the date of this Agreement on the properties. The Company agreed to spend up to $25,000 for a geological report before December 15th 2009 and an additional $50,000 during the months of March through July 2010. The balance of $75,000 can be spent over the following 15 months at the Company’s discretion to earn the full 100% interest. The Company is required to pay a $3,000 deposit to effect the agreement. This payment was made on November 12, 2009. In addition, a further must pay a further $7,000 cash and issue up to 5,000,000 restricted common shares to acquire the interest. (not yet paid or issued).

SECTION 8 – OTHER EVENTS

ITEM 8. 01 – Other Events

Effective November 15, 2009, the Company has relocated

its administrative office in the Province of Quebec to:

New Address:

1802 Goya St.

Joncquiere,

Quebec, G72 1C3

Fax – 1 888 265 0498

Phone – 514 688 3289

SECTION 9.  EXHIBITS.

(c)  Exhibits

Exhibit No.        Description

-----------     --------------------------

10.01

    Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Golden Spirit Enterprises Ltd.

DATED:  November 16, 2009

/s/: Christopher Scheive

By: Christopher Scheive, President